Exhibit 4.11

SUPPLEMENT NO. 17 dated as of March 27, 2020, to the Amended and Restated Security Agreement dated as of March 2, 2009 (as supplemented, the “Security Agreement”) among HCA INC., a Delaware corporation (the “Company”), each Subsidiary of the Company listed on Schedule A thereto (each such subsidiary individually a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively herein as the “Grantors”), BANK OF AMERICA, N.A., as Collateral Agent (in such capacity, the “Collateral Agent”) for the benefit of the First Lien Secured Parties.

A. Reference is made to (i) the Credit Agreement dated as of November 17, 2006 and as amended and restated as of May 4, 2011, February 26, 2014 and June 28, 2017, and as further amended as of July 16, 2019, October 8, 2019 and November 20, 2019, among the Company, the lending institutions from time to time parties thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer (as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) and (ii) the Credit Agreement dated as of March 19, 2020, among the Company, the lending institutions from time to time parties thereto and Bank of America, N.A., as Administrative Agent (as the same may be further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “364-Day Credit Agreement”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, the 364-Day Credit Agreement and Security Agreement, as applicable.

C. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent, the Collateral Agent, the Lenders and the Letter of Credit Issuer to enter into the Credit Agreement and the 364-Day Credit Agreement and to induce the respective Lenders and the Letter of Credit Issuer to make their respective Extensions of Credit to the Company under the Credit Agreement and the 364-Day Credit Agreement and to induce one or more Cash Management Banks or Hedge Banks to enter into Secured Cash Management Agreements and Secured Hedge Agreements with the Company and/or its Subsidiaries and to induce the holders of any Additional First Lien Obligations to make their respective Extensions of Credit thereunder.

D. Section 9.11 of the Credit Agreement, Section 9.11 of the 364-Day Credit Agreement and/or the equivalent provisions of any other Additional First Lien Agreement and Section 8.13 of the Security Agreement provide that each Subsidiary of the Company that is required to become a party to the Security Agreement pursuant to Section 9.11 of the Credit Agreement, Section 9.11 of the 364-Day Credit Agreement and/or any equivalent provision of any other Additional First Lien Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each, a “New Grantor” and collectively, the “New Grantors”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement in order to induce the Lenders and the Letter of Credit Issuer to make additional Extensions of Credit and as consideration for Extensions of Credit previously made and to induce the holders of any Additional First Lien Obligations to extend credit thereunder and as consideration for Extensions of Credit previously made.

Accordingly, the Collateral Agent and each New Grantor agree as follows:

SECTION 1. In accordance with subsection 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the First Lien Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Collateral Agent for the benefit of the First Lien Secured Parties, and hereby grants to the Collateral Agent for the benefit of the First Lien Secured Parties, a Security Interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Grantor represents and warrants to the Collateral Agent and the other First Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Collateral Agent and the Company. This Supplement shall become effective as to each New Grantor when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Collateral Agent.

SECTION 4. Each New Grantor hereby represents and warrants that (a) set forth on Schedule I hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the mailing address for such New Grantor, (iv) the identity or type of organization or corporate structure of such New Grantor and (v) the Federal Taxpayer Identification Number of such New Grantor and (b) as of the date hereof (i) Schedule II hereto sets forth, in all material respects, all of such New Grantor’s Copyright Licenses, (ii) Schedule III hereto sets forth in all material respects, in proper form for filing with the United States Copyright Office, all of such New Grantor’s Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth in all material respects all of such New Grantor’s Patent Licenses, (iv) Schedule V hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of such New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth in all material respects all of such New Grantor’s Trademark Licenses and (vi) Schedule VII hereto sets forth in all material respects, in proper form for filing with the United States Patent and Trademark Office, all of such New Grantor’s Trademarks (and all applications therefor).

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.2 of the Credit Agreement (whether or not then in effect) and Section 14.2 of the 364-Day Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 14.2 of the Credit Agreement (whether or not then in effect) and Section 14.2 of the 364-Day Credit Agreement and all notices to any holder of obligations under any Additional First Lien Agreements, at its address set forth in the Additional First Lien Secured Party Consent, as such address may be changed by written notice to the Collateral Agent and the Company.

[Signature page follows]

IN WITNESS WHEREOF, the New Grantors and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

CLINICAL EDUCATION SHARED SERVICES, LLC

COLUMBIA FLORIDA GROUP, INC.

COLUMBIA PHYSICIAN SERVICES - FLORIDA GROUP, INC.

FMH HEALTH SERVICES, LLC

GENOSPACE, LLC

HCA EASTERN GROUP, INC.

LAS ENCINAS HOSPITAL

MH HOSPITAL HOLDINGS, INC.

MH HOSPITAL MANAGER, LLC

MH MASTER, LLC

MOBILE HEARTBEAT, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

MH MASTER HOLDINGS, LLLP

By: MH Hospital Manager, LLC, its General Partner

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

[Signature page to Supplement No. 17 to the Security Agreement]

CAREPARTNERS HHA HOLDINGS, LLLP

CAREPARTNERS HHA, LLLP

CAREPARTNERS REHABILITATION HOSPITAL, LLLP

MH ANGEL MEDICAL CENTER, LLLP

MH BLUE RIDGE MEDICAL CENTER, LLLP

MH HIGHLANDS-CASHIERS MEDICAL CENTER, LLLP

MH MISSION HOSPITAL MCDOWELL, LLLP

MH MISSION HOSPITAL, LLLP

MH MISSION IMAGING, LLLP

MH TRANSYLVANIA REGIONAL HOSPITAL, LLLP

By:	MH Master, LLC, its General Partner

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

HINSIGHT-MOBILE HEARTBEAT HOLDINGS, LLC

By: Health Insight Capital, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

[Signature page to Supplement No. 17 to the Security Agreement]

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Liliana Claar
Name: Liliana Claar
Title: Vice President

[Signature page to Supplement No. 17 to the Security Agreement]